Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-225169, 333-196239, 333-33714 and 333-33712 on Form S-8 and Registration Statement Nos. 333-208614 and 333-53405 on Form S-3 of Orrstown Financial Services, Inc. of our report dated  March 15, 2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

 /s/ Crowe LLP

Cleveland, Ohio
March 15, 2019